    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2000

                                                      Registration No. 333-93661
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM F-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         ST ASSEMBLY TEST SERVICES LTD
             (Exact name of registrant as specified in its charter)
                                 NOT APPLICABLE
                (Translation of Registrant's name into English)

   REPUBLIC OF SINGAPORE                  3674                     NOT APPLICABLE
(State or other jurisdiction
              of
      incorporation or        (Primary Standard Industrial        (I.R.S. Employer
        organization)         Classification Code Number)      Identification Number)

                               5 YISHUN STREET 23
                                SINGAPORE 768442
                                 (65) 755-5885
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                                 THE PRESIDENT
            SINGAPORE TECHNOLOGIES ASSEMBLY AND TEST SERVICES, INC.
                             1450 MCCANDLESS DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 941-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

      ALAN F. DENENBERG, ESQ.                 CHRISTINA ONG, ESQ.                  TIMOTHY G. MASSAD, ESQ.
      RICHARD J.B. PRICE, ESQ.                 TAN TZE GAY, ESQ.                   CRAVATH, SWAINE & MOORE
        SHEARMAN & STERLING                     ALLEN & GLEDHILL            SUITE 2609, ASIA PACIFIC FINANCE TOWER
           6 BATTERY ROAD                       36 ROBINSON ROAD                        3 GARDEN ROAD
               #25-03                          #18-01 CITY HOUSE                     CENTRAL, HONG KONG,
          SINGAPORE 049909                      SINGAPORE 068877                       (852) 2509-7200
           (65) 230-3800                         (65) 225-1611

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement is declared effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the estimated expenses, other than the underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities registered under this registration statement:

Securities and Exchange Commission Registration Fee.........  $  103,224
Nasdaq National Market Listing Fee..........................  $   78,875
SGX-ST Listing Fee..........................................  $   11,765
NASD Filing Fee.............................................  $   30,500
Blue Sky Fees and Expenses..................................  $   25,000
Printing and Engraving Expenses.............................  $  250,000
Legal Fees and Expenses.....................................  $  950,000
Accounting Fees and Expenses................................  $  550,000
Transfer Agent's Fees and Expenses..........................  $   25,000
Miscellaneous...............................................  $  175,636
                                                              ----------
  Total.....................................................  $2,200,000
                                                              ==========

     All amounts are estimated except the Securities and Exchange Commission registration fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Association provide that all of our directors, secretaries and other officers shall be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, secretary or other officer of our company, as applicable, and in which judgment is given in their favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by the court. Our Articles of Association further provide that none of our directors, secretaries or other officers shall be liable:

     - for the acts, receipts, neglects or defaults of any other director or officer;

     - for joining in any receipt or other act for conformity;

     - for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of our directors for or on behalf of our company;

     - for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested;

     - for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left; or

     - for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto unless the same shall happen through their own negligence, willful default, breach of duty or breach of trust.

     The indemnification provisions in our Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted under the Companies Act (Chapter 50) of Singapore.

     The form of underwriting agreements to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of our company and our officers and directors.

     We maintain an insurance policy providing indemnification for certain of our directors and officers against certain liabilities incurred as a result of actions taken in their official capacity. We intend to enter into an indemnification agreement with each of our directors and certain of our officers pursuant to which we will indemnify each of them for certain liabilities, including any liability arising out of this registration statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, we have issued the following securities. With respect to the benefit plan participants, the dates provided reflect the dates the ordinary shares were issued, and not the dates the offer to subscribe for such shares were made, and the consideration column lists the total consideration due with respect to the partly-paid shares being issued:

                                                                    NUMBER OF
                 PURCHASER                    DATE OF ISSUANCE   ORDINARY SHARES     CONSIDERATION S$
                 ---------                    ----------------   ---------------     ----------------
Singapore Technologies Pte Ltd..............  January 31, 1996      75,000,000(3)       18,750,000(1)
Singapore Technologies Semiconductors
  Pte Ltd...................................  January 31, 1996      45,000,000(3)       11,250,000(1)
EDB Investments Pte Ltd.....................  January 31, 1996      60,000,000(3)       15,000,000(1)
Seiko Epson Corporation.....................  January 31, 1996       8,000,000(3)        2,000,000(1)
Singapore Technologies Pte Ltd..............    March 31, 1998     160,869,564(3)       40,217,391(1)
Singapore Technologies Semiconductors Pte
  Ltd.......................................    March 31, 1998     108,695,652(3)       27,173,913(1)
EDB Investments Pte Ltd.....................    March 31, 1998     130,434,784(3)       32,608,696(1)
1997 Benefit Plan Participants..............     June 30, 1998      12,174,000           5,113,080(2)
1997 Benefit Plan Participants..............  January 15, 1999       8,600,000           2,150,000(2)
1997 Benefit Plan Participants..............      July 8, 1999       7,371,600           1,842,900(2)

                                                                     NUMBER OF
                                                                      ORDINARY
                                                                       SHARES         AGGREGATE
                                                                     UNDERLYING     EXERCISE PRICE
                    GRANTEE                         DATE OF GRANT      GRANT             (S$)
                    -------                       -----------------  ----------     --------------
1999 Benefit Plan Participants..................      June 12, 1999  1,563,400(4)        390,850(2)
1999 Benefit Plan Participants..................  November 22, 1999  7,601,000(4)     15,202,000(5)

---------------

(1) We believe that the subject issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act.
(2) We believe that the subject issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or on Rule 701 under the Securities Act regarding transactions not involving a public offering.
(3) Number of ordinary shares adjusted to take effect of the subdivision of the authorized share capital of 300,000,000 ordinary shares of Singapore dollars S$1.00 each into 1,200,000,000 ordinary shares of Singapore dollars S$0.25 each on April 30, 1998.
(4) Represents issued but unexercised share options.
(5) The data assumes an exercise price of S$2.00 per share. However, the exercise price is actually the higher of S$2.00 or the initial public
    offering price. The aggregate exercise price is S$     if the exercise price
    is the initial public offering price.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.  Attached hereto are the following exhibits:

NUMBER                     DESCRIPTION OF EXHIBIT
------                     ----------------------
  *1.1  Form of U.S. Underwriting Agreement.
  *1.2  Form of International Underwriting Agreement.
  *1.3  Form of Singapore Management and Underwriting Agreement.
  *3.1  Memorandum and Form of New Articles of Association of the
        Company.
  *4.1  Form of specimen certificate representing the Company's ordinary shares.
 **4.2  Form of deposit agreement among the Company, Citibank, N.A., as Depositary, and the holders from time to time of ADRs
        issued thereunder (including the Form of ADR).
  *5.1  Form of opinion of Allen & Gledhill as to the validity of the Shares.
  *8.1  Opinion of Shearman & Sterling, as to certain United States tax matters.
  *8.2  Form of opinion of Allen & Gledhill as to certain Singapore tax matters (included as a part of Exhibit 5.1).
 *10.1  ST Group Management & Support Services Agreement dated
        December 27, 1999 by and between Singapore Technologies Pte
        Ltd and the Registrant.
 *10.2  Loan Agreement dated June 5, 1998 by and between the
        Economic Development Board and the Registrant.
 *10.3  Confirmation of Loan Agreement dated May 12, 1999 by and between ST Treasury Services Ltd and the Registrant.
 *10.4  Lease Agreement dated November 18, 1996 by and between the
        Housing and Development Board and the Registrant.
 +10.5  Immunity Agreement dated October 18, 1996 by and between
        Motorola Inc. and the Registrant.
 *10.6  Loan Agreement dated November 16, 1999 by and between
        Citibank, N.A., Singapore Branch and the Registrant.
 *21.1  Subsidiary of ST Assembly Test Services Ltd.
 *23.1  Consent of Shearman & Sterling (included as a part of
        Exhibit 8.1).
 *23.2  Consent of Allen & Gledhill (included as part of Exhibit
        5.1).
 *23.3  Consent of KPMG, independent accountants.
 *24.1  Powers of attorney of the Company (included on page II-6 hereof).

---------------

  * Previously filed.

  + Confidential treatment has been granted.

 ** Incorporated by reference to Exhibit 4 to the Form F-6 Registration
    Statement filed on behalf of the Company with the Securities and Exchange Commission on January 11, 2000.

     (b)Financial Statement Schedules.

        None.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake that:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 of this registration statement or otherwise may be permitted, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on January 27, 2000.

                                          ST ASSEMBLY TEST SERVICES LTD

                                          By:       /s/ TAN BOCK SENG
                                            ------------------------------------
                                          Name: Tan Bock Seng
                                          Title: Chairman and Chief Executive
                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 3 to this registration statement has been signed by the following persons in the following capacities on January 27, 2000.

                       NAME                                                TITLE
                       ----                                                -----
/s/ TAN BOCK SENG                                      Chairman and Chief Executive Officer
---------------------------------------------------
Name: Tan Bock Seng

*                                                      Deputy Chairman
---------------------------------------------------
Name: Lim Ming Seong

*                                                      Director and President
---------------------------------------------------
Name: Lee Joon Chung

*                                                      Director
---------------------------------------------------
Name: Sum Soon Lim

                                                       Director
---------------------------------------------------
Name: Steven Hugh Hamblin

*                                                      Director
---------------------------------------------------
Name: Koh Beng Seng

*                                                      Director
---------------------------------------------------
Name: Liow Voon Kheong

                                                       Director
---------------------------------------------------
Name: Premod Paul Thomas

*                                                      Director
---------------------------------------------------
Name: Charles Richard Wofford

                       NAME                                                TITLE
                       ----                                                -----
                         *                             Chief Financial Officer
---------------------------------------------------
Name: Wong Kok Kit

                         *                             Authorized Representative in the United States
---------------------------------------------------
Name: John McCarvel

*By: /s/ TAN BOCK SENG
-----------------------------------------------
Name: Tan Bock Seng
Title: Attorney-in-fact